
                                                                                                                  EXHIBIT 12.1
                                             SOUTHWEST GAS CORPORATION
                                COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                              (Thousands of dollars)

                                                                         For the Twelve Months Ended
                                                 -----------------------------------------------------------------------------
                                                 September 30,                          December 31,
                                                              ----------------------------------------------------------------
Continuing operations                                2000         1999         1998         1997         1996         1995
                                                 ------------ ------------ ------------ ------------ ------------ ------------
    1. Fixed charges:
       A) Interest expense                        $   68,742   $   63,110   $   63,416   $   63,247   $   54,674   $   52,844
       B) Amortization                                 1,519        1,366        1,243        1,164        1,494        1,569
       C) Interest portion of rentals                  8,166        8,217        7,531        6,973        6,629        4,435
       D) Preferred securities distributions           5,475        5,475        5,475        5,475        5,475          913
                                                 ------------ ------------ ------------ ------------ ------------ ------------
         Total fixed charges                      $   83,902   $   78,168   $   77,665   $   76,859   $   68,272   $   59,761
                                                 ============ ============ ============ ============ ============ ============

    2. Earnings (as defined):
       E) Pretax income from
         continuing operations                    $   40,004   $   60,955   $   83,951   $   21,328   $   10,448   $    3,493
       Fixed Charges (1. above)                       83,902       78,168       77,665       76,859       68,272       59,761
                                                 ------------ ------------ ------------ ------------ ------------ ------------
         Total earnings as defined                $  123,906   $  139,123   $  161,616   $   98,187   $   78,720   $   63,254
                                                 ============ ============ ============ ============ ============ ============

                                                        1.48         1.78         2.08         1.28         1.15         1.06
                                                 ============ ============ ============ ============ ============ ============


                                                                           For the Twelve Months Ended
                                                 -----------------------------------------------------------------------------
Adjusted for interest allocated to               September 30,                          December 31,
                                                              ----------------------------------------------------------------
discontinued operations                             2000         1999          1998         1997         1996         1995
                                                 ------------ ------------ ------------ ------------ ------------ ------------
    1. Fixed charges:
       A) Interest expense                        $   68,742   $   63,110   $   63,416   $   63,247   $   54,674   $   52,844
       B) Amortization                                 1,519        1,366        1,243        1,164        1,494        1,569
       C) Interest portion of rentals                  8,166        8,217        7,531        6,973        6,629        4,435
       D) Preferred securities distributions           5,475        5,475        5,475        5,475        5,475          913
       E) Allocated interest [1]                           -            -            -            -            -        9,636
                                                 ------------ ------------ ------------ ------------ ------------ ------------
         Total fixed charges                      $   83,902   $   78,168   $   77,665   $   76,859   $   68,272   $   69,397
                                                 ============ ============ ============ ============ ============ ============

    2. Earnings (as defined):
       F) Pretax income from
         continuing operations                    $   40,004   $   60,955   $   83,951   $   21,328   $   10,448   $    3,493
       Fixed Charges (1. above)                       83,902       78,168       77,665       76,859       68,272       69,397
                                                 ------------ ------------ ------------ ------------ ------------ ------------
         Total earnings as defined                $  123,906   $  139,123   $  161,616   $   98,187   $   78,720   $   72,890
                                                 ============ ============ ============ ============ ============ ============

    3. Ratio of earnings to fixed charges               1.48         1.78         2.08         1.28         1.15         1.05
                                                 ============ ============ ============ ============ ============ ============


[1] Represents allocated interest through the period ended December 31, 1995.
Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.

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

                                                                                                                EXHIBIT 12.1

                                                 SOUTHWEST GAS CORPORATION
                        COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                  (Thousands of dollars)

                                                                     For the Twelve Months Ended
                                           ---------------------------------------------------------------------------------
                                           September 30,       December 31,
                                                         -------------------------------------------------------------------
Continuing operations                          2000         1999          1998          1997         1996          1995
                                           ------------- ------------  ------------ ------------- ------------ -------------
    1. Combined fixed charges:
       A) Total fixed charges               $    83,902   $   78,168    $   77,665   $    76,859   $   68,272   $    59,761
       B) Preferred dividends [1]                     -            -             -             -            -           404
                                           ------------- ------------  ------------ ------------- ------------ -------------
         Total fixed charges and
            preferred dividends             $    83,902   $   78,168    $   77,665   $    76,859   $   68,272   $    60,165
                                           ============= ============  ============ ============= ============ =============

    2. Earnings                             $   123,906   $  139,123    $  161,616   $    98,187   $   78,720   $    63,254
                                           ============= ============  ============ ============= ============ =============

    3. Ratio of earnings to fixed charges
       and preferred dividends                     1.48         1.78          2.08          1.28         1.15          1.05
                                           ============= ============  ============ ============= ============ =============


                                                                     For the Twelve Months Ended
                                           ---------------------------------------------------------------------------------
Adjusted for interest allocated to         September 30,       December 31,
                                                         -------------------------------------------------------------------
discontinued operations                        2000         1999          1998          1997         1996          1995
                                           ---------------------------------------------------------------------------------
    1. Combined fixed charges:
       A) Total fixed charges               $    83,902   $   78,168    $   77,665   $    76,859   $   68,272   $    69,397
       B) Preferred dividends [1]                     -            -             -             -            -           404
                                           ------------- ------------  ------------ ------------- ------------ -------------
         Total fixed charges and
            preferred dividends             $    83,902   $   78,168    $   77,665   $    76,859   $   68,272   $    69,801
                                           ============= ============  ============ ============= ============ =============

    2. Earnings                             $   123,906   $  139,123    $  161,616   $    98,187   $   78,720   $    72,890
                                           ============= ============  ============ ============= ============ =============

    3. Ratio of earnings to fixed charges
       and preferred dividends                     1.48         1.78          2.08          1.28         1.15          1.04
                                           ============= ============  ============ ============= ============ =============


[1] Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.

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